Exhibit 99.1

Timber Pharmaceuticals Provides Business Update and Announces First Quarter 2023 Financial Results

- Timber has now enrolled over 60% of patients for pivotal TMB-001 Phase 3 ASCEND clinical trial -

WARREN, NJ, May 15, 2023 – Timber Pharmaceuticals, Inc. ("Timber" or the “Company”) (NYSE American: TMBR), a clinical-stage biopharmaceutical company focused on the development and commercialization of treatments for rare and orphan dermatologic diseases, today provided a business update and announced financial results for the first quarter ended March 31, 2023.

John Koconis, Chairman and Chief Executive Officer of Timber, commented, “The development of our lead asset, TMB-001, continued to progress on several fronts during the first quarter of 2023. In February 2023, Timber was granted orphan designation for TMB-001 for the treatment of X-linked recessive ichthyosis (XLRI) by the European Commission (EC), after also receiving their orphan designation for the treatment of autosomal recessive congenital ichthyosis (ARCI) in October 2022. We have continued to further analyze, present, and submit the clinically meaningful Phase 2b CONTROL study results to multiple medical conferences and publications in the U.S. and Europe. Most recently in March 2023, a sub-analysis of the Phase 2b data was published in Clinical and Experimental Dermatology which showed that treatment with TMB-001 could be effective regardless of the subtype of congenital ichthyosis (CI) studied.”

“We’ve now surpassed 60% enrollment for our pivotal Phase 3 ASCEND clinical trial and we are confident we will complete the recruitment of the 140 patients with moderate to severe chronic CI required during 2023. We anticipate reporting the topline data for the primary efficacy endpoint in the first quarter of 2024. The complete data set, which will include the additional 12 weeks of maintenance data, is expected to be available in the second quarter of 2024. With the recruitment of Phase 3 patients well past the halfway mark, Breakthrough and Fast Track designations awarded by the FDA, orphan designations granted in major markets, and growing interest in licensing or partnering with Timber, we believe that TMB-001 will continue to demonstrate significant progress in 2023.” concluded Mr. Koconis.

First Quarter 2023 Highlights

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Recruitment has now surpassed 60% of the anticipated total enrollment in Timber’s pivotal Phase 3 ASCEND clinical trial that was launched in June 2022. The pivotal trial is evaluating TMB-001, a topical isotretinoin formulated using Timber's patented IPEG™ delivery system, for the treatment of XLRI and ARCI. The trial is expected to enroll more than 140 patients with moderate to severe CI at leading research centers in the U.S., Canada, Italy, France, and Germany. TMB-001 was awarded Breakthrough Therapy designation and Fast Track status from the FDA in Spring 2022.

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In February 2023, Timber was granted orphan designation for TMB-001 for the treatment of XLRI by the EC. This was after receiving orphan designation from the EC for TMB-001 for the treatment of ARCI in October 2022. ARCI and XLRI are conditions that lead to cutaneous manifestations throughout the body, which includes large, dark scaling of the skin.

Exhibit 99.1

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In March 2023, Timber announced the publication of a sub-analysis of the Phase 2b CONTROL study in Clinical and Experimental Dermatology which showed that treatment with TMB-001 demonstrated clinical benefit with greater proportions of participants achieving primary and key secondary endpoints versus vehicle regardless of the subtype of CI, which is the first publication demonstrating this effect.

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For the first quarter ended March 31, 2023, Timber recorded no revenue compared to revenue of $83,177 in the first quarter of 2022. Revenue consisted of reimbursements from achieving certain clinical milestones in the development of TMB-001, including a portion of a $1.5 million grant from the FDA’s Orphan Products Clinical Trials Grants Program.

●	As of March 31, 2023, Timber had approximately $5.2 million in cash and approximately 3.0 million shares of common stock outstanding.

For Timber’s complete financial results for the first quarter ended March 31, 2023, see the Company’s Quarterly Form 10-Q filed with the Securities and Exchange Commission on May 15, 2023.

The Company also advised that its audited consolidated financial statements for the fiscal year ended December 31, 2022, included in the Company’s Annual Report on Form 10-K, contained an audit report from its independent registered public accounting firm with a going concern emphasis of matter. Release of this information is required by Section 610(b) of the NYSE American Company Guide. It does not represent any change or amendment to any of the Company’s filings for the fiscal year ended December 31, 2022.

About Timber Pharmaceuticals, Inc.

Timber Pharmaceuticals, Inc. is a clinical-stage biopharmaceutical company focused on the development and commercialization of treatments for rare and orphan dermatologic diseases. The Company's investigational therapies have proven mechanisms-of-action backed by decades of clinical experience and well-established CMC (chemistry, manufacturing and control) and safety profiles. The Company is currently focused on developing non-systemic treatments for rare dermatologic diseases including congenital ichthyosis (CI) and sclerotic skin diseases. For more information, visit www.timberpharma.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to the Company's product development, clinical and regulatory timelines, market opportunity, competitive position, intellectual property rights, possible or assumed future results of operations, business strategies, potential growth opportunities and other statements that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management's current beliefs and assumptions.

Exhibit 99.1

These statements may be identified by the use of forward-looking expressions, including, but not limited to, "expect," "anticipate," "intend," "plan," "believe," "estimate," "potential, "predict," "project," "should," "would" and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 2022, as well as other documents filed by the Company from time to time thereafter with the Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

For more information, contact:

Timber Pharmaceuticals, Inc.
John Koconis
Chairman and Chief Executive Officer
jkoconis@timberpharma.com

Investor Relations:
Stephanie Prince
PCG Advisory
(646) 863-6341
sprince@pcgadvisory.com

Media Relations:
Adam Daley
Berry & Company Public Relations
(212) 253-8881
adaley@berrypr.com

- Tables Follow -

Exhibit 99.1

Timber Pharmaceuticals, Inc. & Subsidiaries
Consolidated Balance Sheets

	March 31,	December 31,
	2023	2022
	(unaudited)
ASSETS
Current assets
Cash	$5,175,484	$9,080,426
Prepaid research and development	204,443	525,532
Other current assets	116,162	207,171
Total current assets	5,496,089	9,813,129
Deposits	145,137	127,534
Property and equipment, net	20,047	19,373
Right of use asset	615,437	315,932
Total assets	$6,276,710	$10,275,968

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$1,014,289	$1,350,793
Accrued expenses	1,576,229	1,609,535
Lease liability, current portion	327,266	331,152
Short-term milestone payable due to Patagonia Pharmaceuticals LLC	1,750,000	1,750,000
Total current liabilities	4,667,784	5,041,480
Lease liability	298,164	—
Total liabilities	4,965,948	5,041,480

Commitments and contingencies (Note 7)

Stockholders' equity
Common stock, par value $0.001; 450,000,000 shares authorized; 3,007,635 shares issued and outstanding as of March 31, 2023, and 2,969,272 shares issued and outstanding as of December 31, 2022	148,392	148,354
Additional paid-in capital	53,487,614	53,350,126
Accumulated deficit	(52,325,244)	(48,263,992)
Total stockholders' equity	1,310,762	5,234,488
Total liabilities and stockholders' equity	$6,276,710	$10,275,968

Exhibit 99.1

Timber Pharmaceuticals, Inc. & Subsidiaries
Consolidated Statements of Operations

	Three months ended March 31,
	2023	2022

Grant revenue	$—	$83,177
Total revenue	—	83,177

Operating costs and expenses
Research and development	2,365,751	1,518,959
Selling, general and administrative	1,634,679	1,702,395
Total operating expenses	4,000,430	3,221,354
Loss from operations	(4,000,430)	(3,138,177)

Other income (expense)
Interest expense	(62,977)	(54,252)
Other income	—	75,000
Forgiveness of PPP loan	—	37,772
Gain on foreign currency exchange	2,155	6,262
Total other income (expense)	(60,822)	64,783
Net loss and comprehensive loss	(4,061,252)	(3,073,394)
Net loss attributable to common stockholders	$(4,061,252)	$(3,073,394)
Basic and diluted net loss per share attributable to common stockholders	$(1.32)	$(2.41)
Basic and diluted weighted average number of shares outstanding	3,077,993	1,272,754